                             PARTICIPATION AGREEMENT


                                      AMONG


                             VAN KAMPEN FUNDS INC.,

                                       AND

                        INTEGRITY LIFE INSURANCE COMPANY

                                   DATED AS OF

                                 [       ], 2000


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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I.           Trust Units                                             4

ARTICLE II           Representations and Warranties                          5

ARTICLE III.         Prospectuses, Reports to Shareholders
                       and Proxy Statements; Voting                          6

ARTICLE IV.          Sales Material and Information                          7

ARTICLE V            Diversification                                         8

ARTICLE VI.          Indemnification                                         8

ARTICLEVII.          Applicable Law                                          8

ARTICLE VIII.        Termination                                            11

ARTICLE IX.          Notices                                                11

ARTICLE X.           Miscellaneous                                          13

SCHEDULE A           Separate Accounts and Contracts                        16

SCHEDULE B           Participating Van Kampen UITs                          17

SCHEDULE C           Proxy Voting Procedures                                18


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                             PARTICIPATION AGREEMENT


                                      Among


                             VAN KAMPEN FUNDS INC.,

                                       and

                        INTEGRITY LIFE INSURANCE COMPANY

         THIS AGREEMENT, made and entered into as of the [    ] day of
[         ], 2000 by and among INTEGRITY GENERAL LIFE INSURANCE COMPANY
(hereinafter the "Company"), organized under the laws of the state of
[         ], on its own behalf and on behalf of each separate account of the
Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and VAN KAMPEN FUNDS INC. (hereinafter the "Underwriter"), a Delaware corporation, as sponsor and principal underwriter of Van Kampen [TRUST]and each successor [NAME] Trust (each a "Trust, and collectively, the "Trusts").

         WHEREAS, the Trust has a registration statement effective with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act") by which it has registered as a unit investment trust and the Trust will have a registration statement effective with the SEC registering its units of fractional undivided interest ("Units") for offer and sale under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Underwriter desires the Trust to act as an investment vehicle for the Accounts to be offered by the Company; and

         WHEREAS, the Underwriter is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and serves as sponsor and principal underwriter for the Units of the Trust; and

         WHEREAS, the Company has registered or will register under the 1933 Act certain variable annuity contracts funded or to be funded through one or more of the Accounts (the "Contracts"); and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless exempt from such registration; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Units in the Trust on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such Units to each such Account at net asset value of such Units, subject to any deferred fees as described in the Trust prospectus.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Underwriter and the Adviser agree as follows:


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                             ARTICLE I. TRUST UNITS

         1.1. The Underwriter shall cause the Trust to make Units available for purchase by the Company and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Trust and Underwriter for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:00 a.m. CST time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission, as set forth in the Trust's prospectus. Notwithstanding the foregoing, the Trust may refuse to sell Units to any person (including the Company and the Accounts) or suspend or terminate the offering of Units if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Underwriter acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interest of the holders of Units.

         1.2. The Trust and the Underwriter agree that Units will be sold only to the Company, any affiliated insurance company and their separate accounts. No Units will be sold directly to the general public. The Company agrees that the Units will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as such schedule may be amended from time to time.

         1.3. The Trust and the Underwriter agree to redeem for cash, on the Company's request, any full or fractional Units, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption (reflecting deduction of any accrued but uncollected deferred fees). For purposes of this Section 1.3, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Underwriter receives notice of such request for redemption on the next following Business Day in accordance with the timing rules described in
Section 1.1.

         1.4. The Company agrees that purchases and redemptions of Units offered by the then-current prospectus of the Trust shall be made in accordance with the provisions of such prospectus, consistent with the terms of the indenture relating to the Trust. The Accounts of the Company, under which amounts may be invested in the Trust are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.

         1.5. The Company will place separate orders to purchase or redeem Units. Each order shall describe the net amount of Units and dollar amount of each Trust to be purchased or redeemed. In the event of net purchases, the Company shall pay for Units on the next Business Day after an order to purchase Units is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Trust's custodian shall pay the redemption proceeds by federal funds transmitted by wire on the next Business Day after an order to redeem Units is made in accordance with the provisions of Section 1.3 hereof. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Trust to dispose of Trust securities or otherwise incur substantial additional costs, and if the Trust has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within the period permitted by the 1940 Act and the Underwriter shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. (CST) on the same Business Day that the Company transmits the redemption order to the Trust.

         1.6. Issuance and transfer of the Units will be by book entry only. Certificates will not be issued to the Company or any Account. Units ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

         1.7. The Underwriter shall cause the Trust's custodian to furnish prompt notice (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions payable on the Units. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Units in additional units of the Trust. The custodian shall notify the Company of the number of units so issued as payment of such dividends and distributions.

         1.8. The Underwriter shall cause the Trust custodian to make the net asset value per Unit (reflecting deduction of any accrued but uncollected deferred fees) available to the Company on a daily basis as soon as reasonably practical after such net asset value is calculated and shall use its best efforts to make such net asset value per Unit available by 6:00 p.m. (CST).

         1.9. If the custodian provides materially incorrect Unit net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust Units purchased or redeemed to reflect the correct net asset value per share. The determination of the materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. The correction of any such errors shall be made at the Company level pursuant to the SEC's recommended guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.


                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

         2.1. The Company represents and warrants that the Contracts are or will be registered and will maintain the registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act; that the Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations; and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated
asset account under the [        ] Insurance Code and the regulations thereunder
and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

         2.2. The Underwriter represents and warrants that Units sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act, duly authorized for issuance in accordance with the laws of the State of New York and sold in compliance with all applicable federal and state securities laws and regulations and that the Trust, prior to any issuance or sale of units, will be duly organized and validly existing as a trust in accordance with the laws of the State of New York and will be a part of a unit investment trust registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Underwriter shall use its best efforts to amend the Trust's registration statement for its Units under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Units of the Trust and annual successor series. The Company shall consult with the Underwriter concerning any requirements to register Units for sale to the Accounts in any state.

         2.3. The Underwriter represents that the Trust will be qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Underwriter will notify the Company immediately upon having a reasonable basis for believing that the Trust has ceased to so qualify or that the Trust might not so qualify in the future.

         2.4. The Company represents that each Account is and will continue to be a "segregated account" under applicable provisions of the Code and that each Contract is and will be treated as a "variable contract" under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

         2.5. The Underwriter makes no representation as to whether any aspect of the Trust's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

         2.6. The Underwriter represents and warrants that it is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.

         2.9. The Company represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

         ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

         3.1 The Underwriter, acting through the Trust, shall prepare and be responsible for filing with the SEC and any state securities regulators, all prospectuses, notices and other documents of the Trust required to be filed with said regulators. The Trust shall bear the costs of registration and qualification of its Units, preparation and filing of the documents listed in this Section 3.1 and all taxes to which the Trust, as an issuer, is subject on the issuance and transfer of its securities.

         3.2 At least annually, the Underwriter, acting through the Trust or its designee, shall provide the Company, free of charge, with a camera-ready proof of the current prospectus of the Trust and any other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the Trust prospectus is supplemented or amended) to have the prospectus for the Contracts and the Trust prospectus printed together in one document; the expenses of such printing to be borne by the Company. The Trust shall be responsible solely for providing the Trust prospectus in the format in which it is accustomed to formatting prospectuses, the Trust shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses) and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses.

         3.3 The Underwriter, acting through the Trust or its designee, shall provide the Company, if and to the extent applicable to the Units, free of charge with copies of each Trust report to unitholders and other communications to unitholders.

         3.4. If and to the extent required by law the Company shall distribute all proxy material furnished by the Trust to Contract Owners to whom voting privileges are required to be extended and shall:

                  (i)      solicit voting instructions from Contract owners;

                  (ii) vote the Trust Units in accordance with instructions received from Contract owners; and

                  (iii) vote Trust Units for which no instructions have been received in the same proportion as Trust Units for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust Units held in any segregated asset account in its own right, to the extent permitted by law. The Trust and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. The Company shall be responsible for ensuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule C.


                   ARTICLE IV. SALES MATERIAL AND INFORMATION

         4.1. The Company shall furnish, or shall cause to be furnished, to the Trust, the Underwriter or their designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Trust or the Underwriter is named, at least ten Business Days prior to its use. No such material shall be used if the Underwriter or their designee reasonably objects to such use within ten Business Days after receipt of such material.

         4.2. Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Trust prospectus, as such registration statement or Trust prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Underwriter or its designee.

         4.3. The Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared on behalf of the Trust in which the Company or its Accounts, are named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

         4.4. The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.


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

         4.5. The Underwriter will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its Units, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

         4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

         4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                           ARTICLE V. DIVERSIFICATION

         5.1. The Underwriter will use its best efforts to ensure that the Trust at all times complies with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the Trust ceases to so qualify, the Underwriter will take all reasonable steps (a) to notify Company of such event and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

                           ARTICLE VI. INDEMNIFICATION

         6.1.     INDEMNIFICATION BY THE COMPANY

         6.1(a). The Company agrees to indemnify and hold harmless the Trust and the Underwriter and each of its directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's Units or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are


8
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                           based upon the omission or the alleged omission to
                           state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust Units; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Units; or

                  (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         6.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         6.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable


9
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to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         6.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with this Agreement, the issuance or sale of the Trust Units or the Contracts, or the operation of the Trust.

         6.2.     INDEMNIFICATION BY UNDERWRITER

         6.2(a). The Underwriter agrees, with respect to each Trust that it distributes, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's Units that it distributes or the Contracts and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Underwriter by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust Units; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust Units; or

                  (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust or the Underwriter; or

                  (iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or


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

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Section 6.2(b) and 6.2(c) hereof.

         6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         6.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         6.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Contracts or the operation of each Account.


                           ARTICLE VII. APPLICABLE LAW

         7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

         7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant and the terms hereof shall be interpreted and construed in accordance therewith.


                            ARTICLE VIII. TERMINATION

         8.1. This Agreement shall continue in full force and effect until the first to occur of:

               (a) termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

               (b) termination by the Company by written notice to the Underwriter with respect to any Trust based upon the Company's determination that Units of such Trust are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the


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               Company, said termination to be effective ten (10) days after receipt of notice unless the Underwriter makes available a sufficient number of Units of the Trust to reasonably meet the requirements of the Account within said ten (10) day period; or

               (c) termination by the Company by written notice to the Underwriter with respect to any Trust in the event any of the Trust's Units are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such Units as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

               (d) termination by the Company by written notice to the Underwriter with respect to any Trust in the event that such Trust ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

               (e) termination by the Company by written notice to the Underwriter with respect to any Trust in the event that such Trust fails to meet the diversification requirements specified in
               Article V hereof; or

               (f) termination by the Underwriter by written notice to the Company, if the Underwriter, shall determine, in its sole judgment exercised in good faith, that the Company and/or their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Underwriter will give the Company sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Underwriter shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

               (g) termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Underwriter sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Underwriter and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

               (h) termination by any party upon the other party's breach of any representation in Section 2 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Underwriter or the Company, as the case may be; or

               (i) termination by the Underwriter by written notice to the Company in the event an Account or Contract is not registered or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.4.


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

         8.2. EFFECT OF TERMINATION. Notwithstanding any termination of this Agreement, the Underwriter shall at the option of the Company, continue to make additional Trust Units available pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts") unless such further sale of Trust Units is proscribed by law, regulation or applicable regulatory body, or unless the Underwriter determines that liquidation of the Trust following termination of this Agreement is in the best interests of the Trust and its unitholders. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Trust, redemption of investments in the Trust and/or investment in the Trust upon the making of additional purchase payments under the Existing Contracts.

         8.3. The Company shall not redeem Trust Units attributable to the Contracts (as distinct from Trust Units attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Trust that was otherwise available under the Contracts without first giving the Underwriter 90 days notice of its intention to do so.


                               ARTICLE IX. NOTICES

         11.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to Underwriter:

                  Van Kampen Funds Inc.
                  1 Parkview Plaza, P.O. Box 5555
                  Oakbrook Terrace, Illinois  60181-5555
                  Attention:  Steven Massoni


         If to the Company:

                  [ADDRESS]


                            ARTICLE X. MISCELLANEOUS

         10.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

         10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.


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

         10.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         10.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         10.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         10.8. The Company shall furnish, or shall cause to be furnished, to the Undewriter or its designee copies of the following reports:

                         (a) the Company's annual statement (prepared under
                    statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

                         (b) the Company's June 30th quarterly statements
                    (statutory), as soon as practical and in any event within 45 days following such period;

                         (c) any financial statement, proxy statement, notice or
                    report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

                         (d) any registration statement (without exhibits) and
                    financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

                         (e) any other public report submitted to the Company by
                    independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.


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

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.


INTEGRITY LIFE INSURANCE COMPANY
on behalf of itself and each of its Accounts named in Schedule A hereto, as amended from time to time


By:  ________________________________________________



VAN KAMPEN FUNDS INC.


By:  ________________________________________________
      Steven Massoni
      Executive Vice President


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

                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS


Name of Separate Account and                Form Numbers and Names of Contracts
Date Established by Board of Directors      Funded by Separate Account
----------------------------------------------------------------------


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

                                   SCHEDULE B

                 PARTICIPATING UNIT INVESTMENT TRUST PORTFOLIOS


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

                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Trust. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Underwriter as early as possible before the date set by the custodian for the meeting of unitholders of the Trust to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the custodian of the Trust will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run," or other activity, which will generate the names, address and number of units which are attributed to each contractowner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to the Trust, as soon as possible, but no later than two weeks after the Record Date.

3. The Trust's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Underwriter shall cause the custodian of the Trust to provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the custodian of the Trust. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Trust or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

         a.   name (legal name as found on account registration)

         b.   address

         c.   fund or account number

         d.   coding to state number of units (or equivalent Units)

         e. individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)


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

5. During this time, the custodian of the Trust will develop, produce, and the Trust will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

         a.   Voting Instruction Card(s)

         b.   One proxy notice and statement (one document)

         c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

         d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the custodian of the Trust.)

         e. cover letter - optional, supplied by Company and reviewed and approved in advance by the custodian of the Trust.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the custodian of the Trust.

7.       Package mailed by the Company.
         * The Trust must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Trust in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

         Note: For example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g., mutilated, illegible) of the procedure are "hand verified," (i.e., examined as to why they did not complete the system). Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.


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

12. The actual tabulation of votes is done in units. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of units). The Trust must review and approve tabulation format.

13. Final tabulation in Units is verbally given by the Company to the custodian of the Trust on the morning of the meeting not later than 10:00 A.M. (CST) time. The custodian of the Trust may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Units will be required from the Company as well as an original copy of the final vote. The custodian of the Trust will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.


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